EXHIBIT 1

         We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of the undersigned.



Dated:  January 6, 1998                        /s/ M. Roland Britt
                                               ---------------------------------
                                                   M. Roland Britt


                                               McM Acquisition Corporation


                                               By: /s/ M. Roland Britt
                                               ---------------------------------
                                               Name:  M. Roland Britt
                                               Title:  President


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